Exhibit 99.1 Letter of Resignation by Freddie Travis

Freddie Travis
110 Wingate Avenue
Glasgow, KY 42141

December 15, 2011

Citizens First Bank
1065 Ashley Street
Suite 150
Bowling Green, KY

Dear Chairman Sheidler:

Please accept this letter as my resignation as a director of Citizens First Bank and Citizens First
Corporation effective December 31, 2011.

I have enjoyed my time as a director. I look forward to the Bank’s future growth and would like to continue supporting the Bank as an active member of its Barren County Community Board.

Sincerely,

/s/ Freddie Travis
    Freddie Travis